Exhibit 10.13

NOVATION AGREEMENT

This Novation Agreement (this “Novation Agreement”) dated as of April 1, 2023 (the “Effective Date”), is entered into by and among (i) Paragon Therapeutics, Inc., a Delaware corporation with an office at 34 Cypress Rd., Arlington, MA 02474 (the “Transferor”), (ii) Apogee Therapeutics, Inc., a Delaware corporation with an office at 221 Crescent St., Building 17, Suite 102b, Waltham, MA (“Apogee”), and (iii) WuXi Biologics (Hong Kong) Limited，a Hong Kong corporation with its address at Unit 417, 4th Floor, Lippo Centre, Tower Two, No. 89 Queensway, Admiralty, Hong Kong (the “Counterparty”). All capitalized but undefined terms herein shall have the meanings ascribed to them in the Original Contract (as defined below).

RECITALS

WHEREAS, Transferor and Counterparty entered into the Original Contracts; and

WHEREAS, the parties desire to novate the Original Contracts to replace the Transferor with Apogee, and Counterparty wishes to consent to such novation, in each case on the terms and conditions set forth in this Novation Agreement and each party hereby consents to such novation.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements, covenants and conditions herein contained, and other good and valuable consideration, Transferor, Apogee and Counterparty agree as follows:

1.            Contract Subject to This Novation Agreement. This Novation Agreement is entered into with reference to the contracts by and between Counterparty and the Transferor referred to in Exhibit A (the “Original Contracts”).

2.            Novation. As of the Effective Date, Transferor hereby assigns to Apogee all Transferor’s rights, liabilities and obligations under the Original Contracts whether arising prior to, on or subsequent to the Effective Date, and Apogee hereby accepts and assumes the assignment of all such Transferor’s rights, liabilities and obligations under the Original Contracts, and Apogee shall be bound by all of the terms of the Original Contracts in every way as if Apogee were a party to the Original Contracts. Apogee shall be and hereby is substituted for the Transferor in the Original Contract and shall acquire all the rights and become obligated to perform all the duties of the Transferor that are hereby fully assigned and delegated to Apogee.

3.            Release. Transferor and Counterparty hereby mutually release each other from all obligations contained in the Original Contracts and from all claims and demands whatsoever in respect of the Original Contracts whether arising prior to, on or subsequent to the Effective Date. In consideration of this novation, the Transferor shall be relieved of all obligations to perform under the Original Contracts, and shall be, and hereby is, fully relieved of any and all liability arising out of the Original Contracts. Each of Apogee and the Counterparty may enforce the Original Contracts and pursue any claims and demands under or in connection with the Original Contracts against the other with respect to matters arising before, on or after the Effective Date as though Apogee were the original party to the Original Contracts instead of the Transferor. Apogee agrees to perform any and all obligations including payment obligations of Transferor under the Original Contracts in the place of the Transferor. The obligations under the Original Contracts that Transferor has performed to the Counterparty in accordance with the Original Contracts need not be performed by Apogee to the Counterparty again. The obligations under the Original Contracts that Counterparty has performed to the Transferor in accordance with the Original Contracts need not be performed by the Counterparty to Apogee again.

4.            Governing Law. This Novation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of law principles.

5.            Counterparts. This Novation Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic signature, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.            Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Novation Agreement as of the Effective Date.

Transferor:
PARAGON THERAPEUTICS, INC.

By:	/s/ Evan Thompson
Print Name: Evan Thompson
Title: COO

Apogee:
APOGEE THERAPEUTICS, INC.

By:	/s/ Michael Henderson
Print Name: Michael Henderson
Title: CEO

Counterparty:
WuXi Biologics (Hong Kong) Limited

By:	/s/ Chris Chen
Print Name: Chris Chen
Title: Director

EXHIBIT A

Original Contracts

A.	Biologics Master Services Agreement dated June 20, 2022

B.	Cell Line License Agreement dated June 20, 2022

C.	Work Order: PARAG-20220404 dated June 20, 2022

D.	Change Order 02: CO-02.PARAG-20220404 dated September 15, 2022

E.	Change Order 03: CO-03.PARAG-20220404 dated December 2, 2022

F.	Change Order 04: CO-04.PARAG-20220404 dated February 23, 2022

G.	Quality Agreement dated December 5, 2022